Exhibit 99.1

Pasithea Therapeutics Announces Comprehensive Settlement Agreement with the Camac Group

MIAMI BEACH, Fla., Dec. 12, 2022 (GLOBE NEWSWIRE) -- Pasithea Therapeutics Corp. (Nasdaq: KTTA) (“Pasithea” or the “Company”), a biotechnology company focused on the discovery, research and development of innovative treatments for central nervous system (CNS) disorders, today announced that it has reached a comprehensive Settlement and Cooperation Agreement (“the Agreement”) with Concord IP2 Ltd., Elderhill Corporation, Leonite Capital LLC, Leonite Fund I, LP, Camac Partners, LLC, Camac Capital, LLC, Camac Fund, LP, David Delaney, Avi Geller, and Eric Shahinian (collectively, the “Camac Group”) resolving all outstanding issues between the parties.

Pursuant to the Agreement, the Camac Group has agreed to a three-year standstill provision and the parties have agreed to dismiss with prejudice the pending Delaware litigation against the Company and the Board filed by the Camac Group. Pasithea has agreed to purchase all 3,205,282 shares of the Company’s common stock held by the Camac Group at a price of $1.0003 per share, the equivalent to the 5-day volume-weighted average price of the Company’s common stock. Pasithea will also reimburse certain fees and expenses of the Camac Group.

Dr. Tiago Reis Marques, Pasithea’s Chief Executive Officer, stated “We are pleased to have reached this agreement with the Camac Group, which we believe is in the best interests of all stockholders and enables Pasithea to put this matter behind us and focus completely on our important work on behalf of patients. We are excited about Pasithea’s potential to advance our therapies and achieve value-creating milestones.”

Eric Shahinian of the Camac Group further commented, “We are pleased to have reached this settlement with Pasithea. We wish the Company well in the future.”

The Special Meeting of Stockholders (the “Special Meeting”) occurred on December 9, 2022. The preliminary results indicate that the current members of the Company’s Board of Directors (the “Board”) will continue to serve and oversee the Company’s business strategy.

Additional details will be disclosed in a Form 8-K with the Securities and Exchange Commission.

About Pasithea Therapeutics Corp.

Pasithea Therapeutics is a biotechnology company primarily focused on the discovery, research and development of innovative treatments for central nervous system (CNS) disorders. With an experienced team of experts in the fields of neuroscience and psychopharmacology, Pasithea is developing new molecular entities for the treatment of psychiatric and neurological disorders, including Amyotrophic Lateral Sclerosis (ALS) and Multiple Sclerosis, Neurofibromatosis type 1 and Noonan syndrome.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the the U.S. Securities and Exchange Commission (the “SEC”). Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law. Such forward-looking statements are subject to risks (including those set forth in the Company’s public filings with the SEC) and uncertainties which could cause actual results to differ from the forward-looking statements.

Pasithea Therapeutics Corp. Company Contact

Dr. Tiago Reis Marques
Chief Executive Officer
E:  tiago@pasithea.com

Pasithea Therapeutics Corp. Media Contact

Paul Caminiti/Nicholas Leasure
Reevemark
T: 212-433-4600
E: PasitheaTeam@reevemark.com